                                                                   EXHIBIT 4.08


                         SUPPLEMENTAL AGREEMENT NO. 2
                                      to
                         REGISTRATION RIGHTS AGREEMENT
                                 by and among
                        QUINTILES TRANSNATIONAL CORP.
                                     and
                      CERTAIN SHAREHOLDERS PARTY THERETO


     This Supplemental Agreement No. 2 is dated as of June 10, 1997 and is being entered into by and among Quintiles Transnational Corp., a North Carolina corporation ("Quintiles"), and the other persons who have signed this Agreement.

                                   RECITALS

     WHEREAS, this Agreement is supplemental to the Registration Rights Agreement dated as of November 29, 1996, made between Quintiles and, among others, the Holders listed in Annex A thereto, as supplemented by the Supplemental Agreement dated as of February 11, 1997 among Quintiles and the other parties thereto (the "RRA").

     WHEREAS, the parties who have signed this Agreement constitute, in accordance with clause 11(b) of the RRA, at least 90% of the outstanding Registrable Securities, and wish to amend the RRA in the manner set forth below.

     THEREFORE, in consideration of the premises and agreements contained herein the parties agree as follows:

     1.   DEFINITIONS

     Unless otherwise indicated herein, terms defined in the RRA shall have the same meanings herein.

     2.   AMENDMENT TO SECTION 2.2 OF RRA

          2.1. Section 2.2(a) of the RRA is hereby amended as follows:

               (i) to delete the reference to "5 million Registrable Securities" and to insert in lieu thereof "one million Registrable Securities," and

               (ii) to delete from the second clause (i) of Section 2.2(a) the phrase "4 million of".

     3.   MISCELLANEOUS

          3.1. The provisions of Section 11 of the RRA are incorporated into this Supplemental Agreement No. 2.

          3.2. Save to the extent expressly specified in this Agreement, the provisions of the RRA shall remain in full force and effect and are not amended hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      QUINTILES TRANSNATIONAL CORP.


                                      By: /s/ Rachel R. Selisker
                                          -------------------------------------
                                      Name:  Rachel R. Selisker
                                      Title: Executive Vice President, Finance,
                                             Chief Financial Officer


                                      /s/ B. S. Haigh
                                      -----------------------------------------
                                      BARRIE STEVENS HAIGH



                                      /s/ S. D. Haigh
                                      -----------------------------------------
                                      STELLA D. HAIGH



                                      /s/ B. S. Haigh
                                      /s/ S. D. Haigh
                                      /s/ A. R. A. Miller
                                      -----------------------------------------
                                      TRUSTEES OF THE BARRIE HAIGH
                                      CHILDREN'S SETTLEMENT NO. 1



                                      /s/ B. S. Haigh
                                      /s/ S. D. Haigh
                                      /s/ A. R. A. Miller
                                      -----------------------------------------
                                      TRUSTEES OF THE BARRIE HAIGH
                                      CHILDREN'S SETTLEMENT NO. 2

                                      /s/ Paul Knott
                                      /s/ Kathryn M. Knott
                                      -----------------------------------------
                                      PAUL KNOTT AND
                                      KATHRYN MARY KNOTT, AS TRUSTEES
                                      OF THE TRUST CREATED BY PAUL
                                      KNOTT AND DATED OCTOBER 4, 1996




                                      /s/ Paul Knott
                                      /s/ Kathryn M. Knott
                                      -----------------------------------------
                                      PAUL KNOTT AND
                                      KATHRYN MARY KNOTT, AS TRUSTEES
                                      OF THE NO. 2 TRUST CREATED BY PAUL
                                      KNOTT AND DATED OCTOBER 4, 1996




                                      /s/ D. F. White
                                      -----------------------------------------
                                      DAVID FINDLAY WHITE



                                      /s/ D. F. White
                                      /s/ Irene White
                                      -----------------------------------------
                                      DAVID WHITE AND
                                      IRENE WHITE, AS TRUSTEES OF THE
                                      TRUST CREATED BY DAVID WHITE AND
                                      DATED OCTOBER 4, 1996






                                      3